Grant Thornton




February 23, 2004


Securities and Exchange Commission
Washington, D.C. 20549

Re:  Gravitas International, Inc.
     File No: 0-28847

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Gravitas International, Inc. dated February 23, 2004, and agree with the statements concerning our Firms contained therein.

Very truly yours,

Grant Thornton L.L.P.